Exhibit 99.2

[LOGO OF KILROY REALTY CORPORATION]

Contact:	FOR RELEASE:
Richard E. Moran Jr.	April 25, 2005
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, April 25, 2005 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2005, with net income available for common shareholders of $12.7 million, or $0.44 per share, compared to $6.0 million, or $0.21 per share in the first quarter of 2004. Revenues from continuing operations in the first quarter totaled $59.2 million, compared to $53.3 million in the prior year’s first quarter. Funds from operations (FFO) for the period totaled $25.0 million, or $0.77 per share, compared to $21.0 million, or $0.65 per share, in the year-earlier period.

All per-share amounts in this report are presented on a diluted basis.

“Southern California real estate markets continued to remain solid during the first quarter, with our quarter-end occupancy above 94%,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “Our recently announced lease agreement with Intuit for a new coastal San Diego office campus is a good example of the type of product and location attracting interest in the region today,” he said.

KRC maintains an active committed development and redevelopment program in the Southern California commercial real estate market. In addition to the company’s recently announced 466,000 square-foot Santa Fe Summit office development, 78% of which is pre-leased to Intuit, KRC’s pipeline currently includes two buildings under construction totaling approximately 103,000 square feet and one building in lease-up totaling approximately 242,000 square feet. This committed pipeline represents a total estimated investment of approximately $236 million, of which $88 million has been spent to date.

The company also completed the sale of three non-strategic assets for $38.7 million in the first quarter at a gain of $5.8 million. The properties total approximately 305,000 square feet and are located in Santa Ana and Glendale, California and Phoenix, Arizona.

Updated earnings guidance for 2005 will be discussed by KRC management during the company’s April 26, 2005, earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 800-591-6942, passcode 45259324. A replay of the conference call will be available via telephone through May 6th, at 888-286-8010, passcode 19000401, or via the internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; fluctuations in the company’s share price and the resulting impact on general and administrative costs, future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At March 31, 2005, the company owned 7.6 million square feet of commercial office space and 4.5 million square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2005	December 31, 2004
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$295,409	$304,033
Buildings and improvements, net	1,428,069	1,445,918
Undeveloped land and construction in progress	103,388	96,545

Total real estate held for investment	1,826,866	1,846,496
Accumulated depreciation and amortization	(373,514)	(365,831)

Total real estate assets, net	1,453,352	1,480,665

Cash and cash equivalents	11,040	4,853
Restricted cash	2	332
Current receivables, net	3,177	4,843
Deferred rent receivables, net	49,015	46,816
Deferred leasing costs and other related intangibles, net	49,586	51,251
Deferred financing costs, net	6,102	5,849
Prepaid expenses and other assets	8,332	5,046

TOTAL ASSETS	$1,580,606	$1,599,655

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES:
Secured debt	$486,563	$490,441
Unsecured senior notes	144,000	144,000
Unsecured line of credit	153,000	167,000
Accounts payable, accrued expenses and other liabilities	71,874	73,005
Accrued distributions	17,844	16,923
Rents received in advance, tenant security deposits and deferred revenue	21,404	21,605

Total liabilities	894,685	912,974

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	56,039	60,351

Total minority interests	129,677	133,989

STOCKHOLDERS' EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	290	286
Additional paid-in capital	522,233	515,285
Deferred compensation	(3,558)	(1,412)
Distributions in excess of earnings	(85,387)	(83,394)
Accumulated net other comprehensive income	1,084	345

Total stockholders' equity	556,244	552,692

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,580,606	$1,599,655

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2005	Three Months Ended March 31, 2004
REVENUES:
Rental income	$53,268	$46,909
Tenant reimbursements	5,751	5,323
Other property income	229	1,018

Total revenues	59,248	53,250

EXPENSES:
Property expenses	9,461	8,503
Real estate taxes	4,420	3,889
Provision for bad debts	1,133	224
Ground leases	405	330
General and administrative expenses	6,024	7,693
Interest expense	9,622	9,210
Depreciation and amortization	16,237	13,691

Total expenses	47,302	43,540

OTHER INCOME:
Interest and other income	57	307

Total other income	57	307

Income from continuing operations before minority interests	12,003	10,017

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(2,521)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(977)	(953)

Total minority interests	(2,374)	(3,474)

Income from continuing operations	9,629	6,543

Discontinued operations:
Revenues from discontinued operations	1,068	2,173
Expenses from discontinued operations	(590)	(1,188)
Net gain on disposition of discontinued operations	5,779
Impairment loss on property held for sale		(726)
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(741)	(33)

Total income from discontinued operations	5,516	226

Net income	15,145	6,769

Preferred dividends	(2,402)	(785)

Net income available for common shareholders	$12,743	$5,984

Weighted average shares outstanding—basic	28,555	28,117
Weighted average shares outstanding—diluted	28,720	28,303

Net Income per common share—basic	$0.45	$0.21

Net Income per common share—diluted	$0.44	$0.21

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2005	Three Months Ended March 31, 2004
Net income available for common shareholders	$12,743	$5,984

Adjustments:
Minority interest in earnings Minority interest in earnings of Operating Partnership	1,718	986
Depreciation and amortization	16,322	13,986
Net gain on dispositions of operating properties	(5,779)

Funds From Operations (1) (2)	$25,004	$20,956

Weighted average common shares/units outstanding—basic	32,401	32,268
Weighted average common shares/units outstanding—diluted	32,587	32,454

Funds From Operations per common share/unit—basic	$0.77	$0.65

Funds From Operations per common share/unit—diluted	$0.77	$0.65

(1)	Management believes that Funds From Operations ("FFO") is a useful supplemental measure of the Company's operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts ("REITs") may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company's operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.